UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 1, 2013

FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Intertrust SPV (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9001
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 1, 2013, the Annual General Meeting of Shareholders of Fresh Del Monte Produce Inc. (the “Company”) was held.  A total of 54,987,434 Ordinary Shares, or 96% of the Ordinary Shares issued and outstanding as of the March 12, 2013 record date, was represented in person or by proxy.  The proposals presented at the Annual General Meeting of Shareholders are described in detail in the Company’s Proxy Statement for the 2013 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2013.   All of the nominees for director described in that proxy statement were elected to serve until the Company’s 2016 Annual General Meeting of Shareholders. A cash dividend for the year ended December 28, 2012 was approved by the shareholders and declared by the Company's board of directors, and each of the other items considered at the 2013 Annual General Meeting was approved by the shareholders, pursuant to the voting results set forth below.

Proposal 1

To elect three directors to serve until the Company’s 2016 Annual General Meeting of Shareholders.

Directors	For	Against	Abstained	Broker Non-Votes
Amir Abu-Ghazaleh	47,578,052	5,941,780	222,522	1,245,080
Salvatore H. Alfiero	48,209,106	5,310,706	222,542	1,245,080
Edward L. Boykin	48,237,382	5,282,546	222,426	1,245,080

Proposal 2

To approve and adopt the Company’s financial statements for the 2012 fiscal year ended December 28, 2012.

For	53,428,330
Against	46,268
Abstained	267,756
Broker Non-Votes	1,245,080

Proposal 3

To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the fiscal year ending December 27, 2013.

For	54,068,032
Against	763,420
Abstained	155,982

Proposal 4

To approve the Company’s dividend payment for the fiscal year ended December 28, 2012 of US$0.125 per Ordinary Share to registered members (Shareholders) of the Company on May 8, 2013 to be paid on May 31, 2013.

For	54,846,520
Against	12,124
Abstained	128,790

Proposal 5

To approve, on an advisory, non-binding basis, the Company’s executive compensation.

For	52,857,029
Against	750,514
Abstained	134,811
Broker Non-Votes	1,245,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	May 1, 2013	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer